United States Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-12

EGL, Inc.

_________________________________________________________________________________________

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__________________________________________________________________________________________

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April  14, 2006

Dear Fellow Shareholder:

You are cordially invited to attend the annual meeting of shareholders of EGL, Inc. to be held at 10:00 a.m. on Tuesday, May 16, 2006, at our corporate headquarters (located near George Bush Intercontinental Airport), 15350 Vickery Drive, Houston, Texas 77032.

At the meeting, you will be asked to consider and vote upon:

•

the election of seven directors; and

•

such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

We hope you will find it convenient to attend in person.  Whether or not you expect to attend, to assure representation at the annual meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy in the return envelope provided.

A copy of our 2005 annual report to shareholders is also enclosed.

Sincerely,

/s/ James R. Crane

James R. Crane
Chief Executive Officer and Chairman of the Board

EGL, INC.

15350 Vickery Drive

Houston, Texas 77032

218-618-3100

______________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2006

To the Shareholders of EGL, Inc.:

The Annual Meeting of Shareholders of EGL, Inc. will be held at our corporate headquarters (located near George Bush Intercontinental Airport), 15350 Vickery Drive, Houston, Texas 77032, on Tuesday, May 16, 2006, at 10:00 a.m. local time.  At the meeting, you will be asked to consider and act upon the following matters, which are more fully described in the accompanying Proxy Statement:

(1)

to elect seven members to the Board of Directors for the ensuing year; and

(2)

to transact such other business as may properly come before the meeting.

We have fixed the close of business on April 5, 2006, as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment of the annual meeting.

By Order of the Board of Directors

/s/ Dana A. Carabin

Dana A. Carabin

Corporate Secretary

Houston, Texas

April 14, 2006

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the annual meeting in person. To assure your representation at the meeting whether or not you expect to be present at the meeting, please complete, date, sign the enclosed proxy card and return it promptly in the accompanying envelope or, if you hold your shares through a broker, via the Internet or telephone. You will find specific instructions for voting via the Internet or telephone on the proxy card if that option is available for your shares. If you attend the meeting, you may revoke your proxy and vote your shares in person.   If you hold your shares through a broker and wish to vote at the meeting, you will need to obtain a proxy from the institution that holds your shares.

If you choose to attend the meeting, you will be asked to present valid picture identification and, if you hold your shares through a broker, you will be asked to present a copy of your brokerage statement showing your stock ownership as of April 5,  2006.

EGL, INC.

15350 Vickery Drive

Houston, Texas 77032

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of EGL, Inc., a Texas corporation (the “Company”)  to be voted at the 2006 annual meeting of shareholders to be held at our corporate headquarters (located near George Bush Intercontinental Airport), 15350 Vickery Drive, Houston, Texas 77032, on Tuesday, May 16, 2006, at 10:00 a.m. local time, and any and all adjournments of the annual meeting.

We are distributing this proxy statement and the accompanying form of proxy to shareholders on or about April 14, 2006

Table of Contents

About The Meeting	1
Security Ownership of Management and Certain Beneficial Owners	4
Proposal I - Election of Directors	6
Corporate Governance and Board Matters	7
Compensation Committee Report on Executive Compensation	16
Audit Committee Report	21
Section 16(a) Beneficial Ownership Reporting Compliance	23
Certain Relationships, Transactions and Agreements	23
Independent Registered Public Accounting Firm	24
Other Business	25
Householding	26
Shareholder Proposals For Next Annual Meeting	26

About the Meeting

Who is entitled to vote?

Shareholders of record who held our Common Stock, par value $0.001 per share, at the close of business on April 5, 2006, are entitled to vote at the 2006 annual meeting.  As of the close of business on that date, there were outstanding 40,425,493 shares of our Common Stock.

What are shareholders being asked to vote on?

Shareholders are being asked to vote on the following items at the 2006 annual meeting:

•

Election of seven nominees to the Board of Directors; and

•

Such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

How does the Board of Directors recommend voting?

The Board of Directors recommends voting FOR each of the seven nominees to the Board of Directors.  Biographical information for each nominee is outlined in this Proxy Statement under “Election of Directors”.

Although the Board of Directors does not contemplate that any nominee will be unable or unwilling to serve, if such a situation arises, the proxies that do not withhold authority to vote for directors will be voted for a substitute nominee(s) chosen by the Board.

How do I vote my shares?

If you held Common Stock as a shareholder as of the close of business on April 5, 2006, you can vote your shares:

•

by signing and dating the enclosed written proxy card and returning it in the accompanying envelope;

•

if you hold your shares through a broker, by telephone following the instructions described in the proxy card;

•

if you hold your shares through a broker, by the Internet following the instructions described in the proxy card; or

•

by written ballot at the meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most shareholders of the Company hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record: If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Computershare Trust Company on behalf of the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the annual meeting, unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Brokers will have discretion to vote the shares of customers who fail to provide voting instructions. Your broker will send you directions on how you can instruct your broker to vote. If you do not provide instructions to your broker to vote your shares, they may either vote your shares on the matters being presented at the annual meeting or leave your shares unvoted.

Who can attend the annual meeting?

Our 2006 annual meeting of shareholders will be held at our corporate headquarters (located near George Bush Intercontinental  Airport), 15350 Vickery Drive, Houston, Texas 77032, on Tuesday, May 16, 2006, at 10:00 a.m. local time.  All shareholders of record as of the close of business on April 5, 2006, may attend the annual meeting.

If you plan to attend the annual meeting, please note that space limitations make it necessary to limit attendance to shareholders and one guest. Admission to the annual meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular telephones with photographic capabilities), recording devices and other electronic devices will not be permitted at the annual meeting.

How can I vote my shares in person at the annual meeting?

Shares held directly in your name as the shareholder of record may be voted by you in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the annual meeting, we recommend that you also submit your written proxy (or vote by telephone or the Internet) so that your vote will be counted if you later decide not to attend the annual meeting. You may request that your previously submitted proxy card not be used if you desire to vote in person when you attend the annual meeting. Shares held in “street name” may be voted in person by you at the annual meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card (or vote by telephone or the Internet) whether or not you plan to attend the annual meeting.

If I give my proxy, how will my stock be voted on other business brought up at the Annual Meeting?

By submitting your proxy, you authorize the persons named on the proxy card to use their discretion in voting on any other matter properly brought before the Annual Meeting. At the date hereof, we do not know of any other business to be considered at the Annual Meeting.

Why is it important to vote by telephone or the Internet or send in my proxy card so that it is received on or before May 16, 2006?

The Company cannot conduct business at the Annual Meeting unless a quorum is present. A quorum will only be present if a majority of the outstanding shares of our Company’s common stock as of April 5, 2006, is present at the meeting in person or by proxy. It is for this reason that we urge you to send in your completed proxy card(s), or vote by telephone or the Internet, as soon as possible, so that your shares can be voted even if you cannot attend the meeting.  Properly executed proxies received, but marked as abstentions or broker non-votes, will be counted for purposes of establishing a quorum at the annual meeting.

Can I revoke my proxy once I have given it?

Yes.  You may properly revoke your proxy (whether given by written proxy card, telephone or the Internet) at any time before it is voted at the annual meeting by delivering written notice to the Secretary of the Company or by delivering a properly executed proxy bearing a later date.  You may also attend the annual meeting and vote by ballot at the annual meeting, and that vote will cancel any proxy previously given.  Attendance at the annual meeting will not in itself, however, constitute the revocation of a proxy.

How will the votes be counted?

All duly executed proxies received prior to the annual meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy.  Holders of our Common Stock are entitled to one vote per share on each matter considered at the annual meeting. In the election of directors, a shareholder has the right to vote the number of his or her shares for as many persons as there are to be elected as directors. Shareholders do not have the right to cumulate votes in the election of directors. Abstentions are counted towards the calculation of a quorum. An abstention has the same effect as a vote against a proposal, or in the case of the election of directors, as shares to which voting power has been withheld.

What vote is required to approve each item to be voted on at the meeting?

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote.  Accordingly, the seven nominees who receive the highest number of properly executed “FOR” votes from the holders of Common Stock will be elected as directors.  Under Texas law, any other matter properly coming before the meeting will be decided by the vote of the holders of a majority of the shares entitled to vote on the matter.

A properly executed proxy marked “WITHHELD” with respect to any matter will not be voted.  Accordingly, a withheld vote will have no effect on the election of directors but will have the effect of a negative vote on any other matter properly coming before the meeting.  A properly executed proxy marked as a broker non-vote will not be counted as a vote for or against any matter properly coming before the meeting.

Where can I find the voting results of the meeting?

The Company will announce preliminary voting results at the annual meeting and publish final results in the Company’s quarterly report on Form 10-Q for the second quarter of 2006, which will be filed with the Securities and Exchange Commission by August 9, 2006.

Security Ownership of Management and Certain Beneficial Owners

The table below sets forth information concerning the shares of our common stock beneficially owned, as of April 5, 2006, by each director, our named executive officers, all executive officers and directors as a group and persons or entities known by us to own beneficially in excess of 5% of our common stock.  Except as indicated, each individual or entity has sole voting power and sole investment power over all shares listed.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Stock
Directors and Named Executive Officers (2)
James R. Crane (3)	8,662,563	21.43%
E. Joseph Bento (4)	68,135	*
Ronald E. Talley	4,735	*
Vittorio Favati (5)	40,308	*
Elijio V. Serrano (6)	6,929	*
Frank J. Hevrdejs (7)	64,659	*
Michael K. Jhin (8)	19,069	*
Neil E. Kelley	85,837	*
Paul W. Hobby (9)	20,614	*
Milton Carroll	9,770	*
James C. Flagg	4,946	*
Directors and Executive Officers as a Group (13 persons)	8,997,565	22.26%
5% Shareholders
Royce & Associates (10)	3,161,425	7.82%
Mellon Financial Corp. (11)	2,202,097	5.45%

______________

*

Less than 1%.

(1)

The table includes shares of common stock that can be acquired through the exercise of options, warrants or convertible securities within 60 days of April 5, 2006.  The percent of the class owned by each person has been computed assuming the exercise of all options, warrants and convertible securities deemed to be beneficially owned by that person, and assuming no options, warrants or convertible securities held by any other person have been exercised.

(2)

The business address of each director and named executive officer is c/o EGL, Inc., 15350 Vickery Drive, Houston, Texas 77032.

(3)

Based on Amendment No. 10 to Schedule 13G filed on February 14, 2006, by James R. Crane.  Includes 60,000 shares issuable upon exercise of stock options, and 30,000 shares of common stock held by a charitable foundation.

(4)

Includes 56,000 shares issuable upon the exercise of stock options.

(5)

Includes 30,000 shares issuable upon the exercise of stock options.

(6)

Mr. Serrano resigned as our Chief Financial Officer on February 10, 2006, and resigned from the Board of Directors on March 17, 2006.

(7)

Includes 30,000 shares issuable upon the exercise of stock options.

(8)

Includes 12,500 shares issuable upon the exercise of stock options.

(9)

Includes 12,500 shares issuable upon the exercise of stock options, 432 shares held as a beneficiary of a trust and 468 shares held by Mr. Hobby’s minor children.

(10)

Based on Amendment No. 1 to Schedule 13G filed on January 18, 2006 by Royce & Associates, LLC (“Royce”). The address of Royce is 1414 Avenue of the Americas, New York, NY 10019.  Royce has sole voting and sole dispostive power over all such shares.

(11)

Based on Schedule 13G filed on February 15, 2006, by Mellon Financial Corporation. The address of Mellon Financial Corporation is One Mellon Bank Center, 500 Grant Street, Pittsburg, Pennsylvania 15258. Mellon Financial Corporation has sole voting power over 2,125,497 of such shares and sole dispositive power over 2,176,080 of such shares.

Proposal I - Election Of Directors

The Board of Directors currently has seven members, all of whom are nominees for re-election.    Members serve a one-year term and are elected by the shareholders at each annual meeting.  The Board has a majority of outside directors, each of whom is independent as defined by Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. (“NASDAQ”) listing standards.  The persons designated as proxies in the enclosed proxy card intend, unless the proxy is marked with contrary instructions, to vote for the following nominees as directors to serve until the 2006 annual meeting of shareholders and until their successors have been duly elected and qualified:

Mr. James R. Crane	Mr. Paul William Hobby
Mr. Neil E. Kelley	Mr. Michael K. Jhin
Mr. Frank J. Hevrdejs	Dr. James C. Flagg, Ph.D
Mr. Milton Carroll

The Board of Directors has no reason to believe that any nominee for election as a director will not be a candidate or will be unable to serve.  However, if for any reason one or more of these nominees is unavailable as a candidate or unable to serve when election occurs, then in the absence of contrary instructions, the persons designated as proxies in the enclosed proxy card will vote in their discretion the proxies for the election of any of the other nominees or for a substitute nominee or nominees, if any, selected by the Board of Directors.

Vote Required

The affirmative vote of a plurality of the ballots cast at the annual meeting is required for the election of each nominee for director.   The Board of Directors recommends that shareholders vote FOR the election to the Board of each of the following nominees.

NOMINEES

The following sets forth information concerning the seven nominees for election as directors at the annual meeting, including information as to each nominee’s age as of March 31, 2006, position with the Company (if any) and business experience during the past five years.  Each nominee has consented to being named in the proxy statement and to serve if elected.

James R. Crane, age 52, has served as our Chief Executive Officer and Chairman of the Board of Directors since he founded EGL in March 1984.  Mr. Crane has a total of 24 years experience in the transportation industry.  Mr. Crane is a Director of HCC Insurance Holdings, Inc., an international insurance holding company, and serves on that company’s Compensation Committee and Governance / Nominating Committee.  Mr. Crane is also a Director of the Houston Museum of Natural Science.

Frank J. Hevrdejs, age 60, has served as a Director since December 1995.  Mr. Hevrdejs is the Chairman of The Sterling Group, L.P. (formerly The Sterling Group, Inc.), a private financial organization engaged in the acquisition and ownership of operating businesses.  Mr. Hevrdejs was a co-founder and has been a Principal of The Sterling Group since 1982 and served as its President from 1982 to 1989 and from 1994 to 2002.  Mr. Hevrdejs also serves as Chairman of the Board of Fibreglass Holdings, Inc., a custom truck accessory manufacturer, and Enduro Systems, Inc., a manufacturer of composite industrial components.

Paul W. Hobby, age 45, has served as a Director since November 2001.  Mr. Hobby serves as chairman of the Compensation Committee.  Mr. Hobby is chief executive officer of Alpheus Communications, LP, a telecommunications service provider, and is a managing partner of Genesis-Park, L.P., a Houston-based private equity firm investing in venture and growth capital opportunities.  Mr. Hobby is a Director of Stewart Information Services Corp. which is the holding company for Stewart Title Company, and a local Director of Amegy Bank of Texas, Inc., an operating division of Zions Bank which is an FDIC-insured commercial bank holding company headquartered in Utah.  A graduate of the University of Virginia and the University of Texas School of Law, Mr. Hobby also serves on the board of directors of various civic, charitable and professional associations.

Michael K. Jhin, age 56, has served as a Director since May 2002.  Mr. Jhin served as the Chief Executive Officer of St. Luke’s Episcopal Health System in Houston, Texas, from 1990 until his retirement in January 2004, and is now Chief Executive Officer Emeritus.  Mr. Jhin has a bachelor’s degree in mechanical engineering from Rensselaer Polytechnic Institute and earned his master’s degree in business administration from Boston University while fulfilling his health care administration concentration at Harvard University School of Public Health.   Mr. Jhin also serves on the board of directors of Triad Hospitals, Inc., an owner and manager of hospitals, ambulatory and surgery centers in small cities and selected larger urban markets.

James C. Flagg, Ph.D., age 54, has served as a Director since May 2003.  Dr. Flagg is a certified public accountant and an associate professor in the Department of Accounting, Mays Business School at Texas A&M University, where he has taught since 1988.  Dr. Flagg received his B.A. in economics from Eckerd College in 1973 and received his M.S. (1974), M.B.A. (1976) and Ph.D. (1988) from Texas A&M University.  Dr. Flagg also serves as a Director of HCC Insurance Holdings, Inc. and he is on the board of the Texas State Board of Pubic Accountancy.

Neil E. Kelley, age 47, has served as a Director since September 1995, and as Lead Director since August 2002.  As Lead Director, Mr. Kelley presides over the executive sessions of the non-management directors, serves as a liaison between the non-management members of the Board and the Chairman, and discusses with the Chairman, to the extent appropriate, matters discussed by the non-management members in executive sessions and in committee meetings.  Mr. Kelley also serves as Chairman of the Governance/Nominating Committee.  Mr. Kelley is the founder and Chief Executive Officer of the Saracen Group of Companies, a Houston-based energy hedge fund.  Mr. Kelley has also been a partner of Genesis Park, a private investment company, since 2000.  Mr. Kelley received his S.B.M.E. from Massachusetts Institute of Technology in 1981.  Mr. Kelley also serves as a Director of  SAT Corp.

Milton Carroll, age 55, has served as a Director since May 2003.  Mr. Carroll is the Chairman of the Board of CenterPoint Energy, Inc. He has served as Chairman of Instrument Products, Inc., an oil-tool manufacturing company in Houston, Texas, since 1977.  He also serves as Chairman of Health Care Service Corporation and is a Director of DCP Midstream Partners, LP.

Corporate Governance And Board Matters

Board Independence

The Board of Directors has determined that each of the current directors standing for re-election, except Mr. Crane, the Chairman of the Board and Chief Executive Officer, is independent based on the standards set forth by NASDAQ.

Meetings of the Board

Our Board of Directors held seven meetings during the fiscal year ended December 31, 2005, and transacted business on six occasions during the fiscal year by unanimous written consent.  During the fiscal year ended December 31, 2005, each director attended at least 80% of the aggregate of the total number of Board of Directors’ meetings and of meetings of committees of the Board of Directors on which that director served.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has the following standing committees: audit, compensation, and governance/nominating.  The membership during the last fiscal year and the function of each of the committees are described below.  Each of the committees is comprised entirely of independent directors (as defined in the NASDAQ rules) and operates under a written charter duly adopted by the Board.  All of the committee charters are available on the “Corporate Governance” section of our website at www.eaglegl.com.

Name of Non-Employee Directors	Audit	Compensation	Governance/Nominating
Neil E. Kelley (lead director)	X		X*
Frank J. Hevrdejs	X	X
Paul W. Hobby		X*	X
James C. Flagg	X*
Rebecca A. McDonald (1)			X
Milton Carroll		X	X
Michael K. Jhin		X
Number of Meetings in 2005	20	2	1

X = Committee member; * = Chair.

(1)

Ms. McDonald resigned from the Board of Directors on July 1, 2005.

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (Exchange Act).  During 2005, the Audit Committee consisted of Messrs.  Flagg, Hevrdejs and Kelley, each of whom is independent as defined by Rule 4200(a)(15) of the NASDAQ listing standards.  Our Board of Directors has determined that each of Messrs. Flagg, Hevrdejs and Kelley each qualifies as an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K of the Exchange Act.   The membership of the Audit Committee has not changed as of April 14, 2006.

The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities for oversight of (1) the Company’s accounting and financial reporting principles, processes and policies and internal controls over the accounting and financial reporting process and procedures, including the internal audit function, (2) the integrity of the Company’s financial statements, and (3) the qualifications and independence of the Company’s independent registered public accounting firm.  Among other things, the Audit Committee:

•

prepares the Audit Committee report for inclusion in the annual proxy statement;

•

provides avenues of communication among the independent registered public accounting firm, management, the internal auditing department and the Board of Directors;

•

pre-approves all services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm;

•

oversees investigations into complaints regarding accounting, internal controls or auditing matters; and

•

reviews the Company’s risk assessment and risk management policies.

The Audit Committee also has sole authority to appoint or replace the independent public auditors to be selected to audit our annual financial statements and reviews the fees charged for audits and for any non-audit engagements.  The Audit Committee’s findings and recommendations are reported to management and the Board of Directors for appropriate action. The Audit Committee met on twenty occasions during 2005.  The Board of Directors adopted a written charter for the Audit Committee in April 2004.  The report of the Audit Committee is included below beginning on page 21.

Compensation Committee

During 2005, the Compensation Committee consisted of Messrs. Hobby, Hevrdejs, Jhin and Carroll.  The membership of the Compensation Committee has not changed as of April 14, 2006.

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our executive officers and directors.  In addition, the Compensation Committee:

•

prepares the Compensation Committee report for inclusion in the annual  proxy statement;

•

provides general oversight of the Company’s compensation structure as it relates to executive officers, including bonus and benefit plans;

•

retains and approves the terms of the retention of any compensation consultants and other compensation experts; and

•

reviews and approves objectives relevant to executive compensation and evaluates the Company’s compensation strategies.

The Compensation Committee also oversees the administration of our equity incentive plans.  The Compensation Committee met on two occasions during 2005. The report of the Compensation Committee is included below beginning on page 16.

Governance/Nominating Committee

During 2005, the Governance/Nominating Committee consisted of Messrs. Kelley, Hobby, Carroll and Ms. McDonald, each of whom is independent as defined by the NASD listing standards.  Ms. McDonald resigned her position as a member of the Governance/Nominating Committee effective July 1, 2005, at which point the Governing/Nominating Committee consisted of Messrs. Kelley, Hobby and Carroll for the remainder of the Company’s 2005 fiscal year.  The membership of the Governance/Nominating Committee has not changed as of April 14, 2006.

The functions of the Governance/Nominating Committee are to, among other things:

•

advise the Board concerning appropriate composition of the Board and its committees, including identifying individuals qualified to serve on the Board and its committees;

•

select, or recommend to the Board that it select, the Director nominees for each annual meeting of our shareholders;

•

guide the annual performance evaluation process of each Director, each committee and of the Board as a whole;

•

advise the Board regarding appropriate corporate governance policies; and

•

perform such other functions as the Board may assign from time to time.

In addition, as Lead Director, the Chair of the Governance/Nominating Committee receives communications directed to outside directors as discussed under “Communications with the Board,” on page 11.  The Governance/ Nominating Committee met on one occasion during 2005.

Director Nomination Process

Shareholder nominees

The Governance/Nominating Committee will consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Any shareholder nominations proposed for consideration by the Governance/Nominating Committee should include the following:

•

the nominee’s resume and contact information;

•

a brief statement signed by the nominee indicating his/her qualifications for Board membership, consenting to be named as a nominee and, if nominated and elected, to serve on the Board of Directors;

•

a cover letter from the shareholder acknowledging that the shareholder is a shareholder and is proposing a candidate for consideration by the Governance/Nominating Committee;

•

a statement detailing any relationship between the nominee and any customer, vendor or competitor of ours;

•

financial and accounting background of the nominee, to enable the Governance/Nominating Committee to determine whether or not the nominee would be suitable for Audit Committee membership; and

•

detailed information about any relationship or understanding between the proposing shareholder and the nominee.

Shareholder nominee proposals should be submitted to: Corporate Secretary, EGL, Inc., 15350 Vickery Drive, Houston, TX 77032.  The extent to which the Governance/Nominating Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available about the qualifications and suitability of the nominee and the needs of the Board of Directors at that time.

In addition, our bylaws permit shareholders to nominate directors for consideration at the annual shareholders’ meeting.  Shareholders who wish to nominate persons for election to the Board must comply with the provisions of the bylaws that are described more fully below under “Shareholder Proposals for Next Annual Meeting” on page 26.

Director Qualifications

The Governance/Nominating Committee regularly monitors the size of the Board and reviews annually with the Board and Chief Executive Officer the appropriate skills and characteristics required for the Board as a whole as compared to the actual skills and characteristics represented on the Board.  In evaluating director nominees, the Governance/Nominating Committee will assess the nominee’s independence (under NASDAQ listing standards and SEC rules), as well as the nominee’s contribution to the Board’s diversity, demonstrated outstanding achievement in his/her professional career, breadth of experience, soundness of judgment, ability to make independent, analytical inquiries and a willingness to devote the time required to successfully perform Board-related responsibilities.

Identifying and Evaluating Nominees for Director

Candidates may be recommended to the Governance/Nominating Committee by current Board members, professional search firms, shareholders or other persons.  These candidates are evaluated at regular or special meetings of the Governance/Nominating Committee and may be considered for appointment to the Board at any time.  The Governance/Nominating Committee will review materials provided by or on behalf of any nominee in connection with its evaluation of such nominee.  In evaluating nominations for director, the Governance/Nominating Committee seeks to achieve a balance of knowledge, experience and ability to serve the needs of the shareholders adequately on the Board.  All of the seven current nominees for election to our Board this year are standing for re-election.

Communications with the Board

Individuals may communicate with our Board by submitting a letter addressed to the member or members of the Board to whom the communication is directed, care of the Corporate Secretary, EGL, Inc., 15350 Vickery Drive, Houston, Texas 77032.  All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review.

Policy of Director Attendance at Shareholder Meetings

It is the policy of the Board that all members of the Board should attend annual meetings of our shareholders, unless any such director is not standing for re-election at that meeting.  All of the current members of the Board attended the annual meeting of shareholders in 2005.

COMPENSATION OF OUTSIDE DIRECTORS AND STOCK OWNERSHIP GUIDELINES

The following table provides information on compensation for independent directors, whom we call outside directors, for the fiscal year ended December 31, 2005.  In addition to the following, all directors are reimbursed for travel and lodging expenses of attending meetings.

OUTSIDE DIRECTOR COMPENSATION TABLE FOR FISCAL 2005
Annual Retainer	$25,000(1)
Annual Stock Award	$20,000 in Restricted Stock(2)
Board Meeting Fee (per meeting)	$1,500
Committee Meeting Fee other than Audit Committee (per meeting)	$1,000
Audit Committee Meeting - in Person	$2,000(3)
Audit Committee Meeting – telephonic	$1,000 (3)
Audit Committee Chair Fee	$10,000
Governance and Compensation Committee Chairs Fee	$5,000
Lead Director (in lieu of Committee Chair Fee) Fee	$10,000

(1)

Each outside director may elect to take the annual retainer and any chair or lead director fee in cash, stock award, or a combination thereof.  Any amount elected in the form of restricted stock awards will be at a 15% premium of the corresponding cash amount.  For example, if a director elected to take the annual retainer entirely in the form of a restricted stock award, such director would receive $28,750 in restricted stock rather than $25,000 in cash.  Alternatively, each outside director may have, in lieu of their annual retainer, up to 25 hours per year of personal usage of the Company-owned airplane subject to the plane’s availability.

(2)

All terms and conditions of restricted stock awards are set forth in the applicable restricted stock award agreement and the 2003 Non-Employee Director Stock Plan.  Restricted stock awards shall fully vest on the first anniversary of each grant, or upon a change in control.  For purposes of outside director compensation, restricted stock was valued at $19.25, the closing price of our common stock on June 1, 2005, the date of grant.  All outside directors, other than Messrs. McDonald, Hobby and Flagg, elected to have the annual retainer paid in shares of restricted stock.  The following table sets forth the restricted stock awards granted to each outside director as compensation for their time and service to the Company in 2005:

Director	Number of Shares	Price/Share on Date of Grant	Market Value as of June 1, 2005
Frank J. Hevrdejs	2,532.4675	$19.25	$48,750
Michael K. Jhin	2,532.4675	$19.25	$48,750
Neil E. Kelley	2,532.4675	$19.25	$48,750
Rebecca A. McDonald	1,038.9610	$19.25	$20,000
Paul W. Hobby	1,935.0649	$19.25	$37,250
Milton Carroll	2,532.4675	$19.25	$48,750
James C. Flagg	1,935.0649	$19.25	$37,250

(3)

For  In-Person Audit Committee meetings on or after May 31, 2005.  For Audit Committee meetings prior to that date, the per-meeting fee (whether in-person or telephonic) was $1,000.  Telephonic Audit Committee per-meeting fees remain at $1,000.

On August 5, 2005, our Board of Directors approved, in lieu of additional director cash compensation that would make the existing compensation package more competitive, an arrangement to provide the independent members of the Board of Directors with limited personal usage of the Company-owned airplane, without reimbursement by the directors.  Personal usage of the aircraft by the directors is subject to availability, with priority given to our business usage, and the cumulative number of hours allowed for all directors may not exceed 100 hours per year.  We will record the number of hours utilized by each director and include in such director’s yearly taxable income the amount required by then current U.S. federal income tax regulations.  In 2005, no directors other than Mr. Crane utilized the Company-owned airplane.

The Board of Directors, has also set compensation for outside directors to be effective upon their election pursuant to this proxy and the Annual Meeting of the Shareholders scheduled for May 16, 2006, and upon being duly qualified to serve.  In addition to the following, all directors will reimbursed for travel and lodging expenses of attending meetings, and all outside directors will be eligible for use of the Company-owned airplane as described above.

OUTSIDE DIRECTOR COMPENSATION TABLE FOR FISCAL 2006
Annual Retainer	$25,000(1)
Annual Stock Award	$35,000 in Restricted Stock(2)
Board Meeting Fee (per meeting)	$1,500
Committee Meeting Fee other than Audit Committee (per meeting)	$1,000
Audit Committee Meeting - in person	$2,000
Audit Committee Meeting – telephonic	$1,000
Audit Committee Chair Fee	$10,000
Non-Audit Committee Chair Fee	$5,000
Lead Director (in lieu of Committee Chair Fee) Fee	$10,000

(1)

The Annual Retainer is due upon election and qualification to serve at the Annual Meeting of the

Shareholders.  Each outside director may elect to take the annual retainer in cash, stock award, or a combination thereof.  Any amount elected in the form of restricted stock awards will be at a 15% premium of the corresponding cash amount.  For example, if a director elected to take the annual retainer entirely in the form of a restricted stock award, such director would receive $28,750 in restricted stock rather than $25,000 in cash.  Alternatively, each outside director may have, in lieu of their annual retainer, up to 25 hours per year of personal usage of the Company-owned airplane subject to the plane’s availability.

(2)

The Annual Stock Award is effective upon election and qualification to serve at the Annual Meeting of the Shareholders.  All terms and conditions of restricted stock awards are set forth in the applicable restricted stock award agreement and the 2003 Non-Employee Director Stock Plan.  Restricted stock awards shall fully vest on the earlier of the day before the first anniversary of the immediately preceding Annual Meeting of Shareholders and the first anniversary of the award or upon a change in control.  For purposes of outside director compensation, restricted stock will be valued at the closing price of our common stock on the date of the Annual Meeting of the Shareholders, which is the date of award.

The Company’s Corporate Governance Guidelines recommend that directors become shareholders of the Company within ninety days after their election as directors.  The board of directors believes that the number of shares of the Company’s common stock purchased and owned by each director is a personal decision.  However, the board maintains a minimum share ownership guideline for outside directors equal to the amount of the annual cash retainer, with an expectation that each director will achieve that target within three years of the date of such director’s election to the board.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth for our fiscal years ended December 31, 2005, 2004 and 2003 the annual and long-term compensation received by our chief executive officer and our four other most highly-compensated executive officers.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual	Restricted Stock Awards	Securities Underlying Options	All Other Compensation (1)
James R. Crane Chief Executive Officer and Chairman	2005 2004 2003	$ 533,066 $ 541,107 $ 521,066	$ 260,533 $ 125,000 $ 214,150	$ 153,262 (2) -- --	(3) -- --	30,000 -- 60,000	$ 4,115 $ 4,489 $ 3,773

Elijio V. Serrano Chief Financial Officer	2005 2004 2003	$ 305,400 $ 270,865 $ 237,500	$ 105,002 $ 128,370 $ 99,156	-- -- --	(3) -- --	25,000 -- 40,000	$ 3,894 $ 6,948 $ 2,040

E. Joseph Bento President of North America and Chief Marketing Officer	2005 2004 2003	$ 306,000 $ 311,538 $ 297,596	$ 208,254 $ 150,563 $ 125,250	-- -- --	(3) -- --	25,000 -- 40,000	$ 3,617 $ 8,450 $ 3,261

Ronald E. Talley Chief Operating Officer and President, SCG, the Select Carrier Group	2005 2004 2003	$ 306,000 $ 311,539 $ 307,555	$ 187,246 $ 146,266 $ 125,250	-- -- --	(3) -- --	25,000 -- 40,000	$ 4,392 $ 8,375 $ 5,213

Vittorio Favati Executive Vice President – Asia Pacific	2005 2004 2003	$ 300,000 $ 247,304 $ 201,923	$ 196,875 $ 172,265 $ 88,200	$ 226,336 (4) $ 222,086 (4) $ 223,086 (4)	(3) -- --	25,000 -- 20,000	$ 3,837 $ 2,950 $ 1,311

(1)

For fiscal years 2005, 2004 and 2003, salary includes contributions by the Company under our 401(k) profit sharing plan on behalf of each named executive officer.  For fiscal year 2005, such contributions amounted to $2,100 for each of Messrs. Crane, Serrano, Bento, Talley, and Favati.   For fiscal year 2004,

such contributions amounted to: $2,491 on behalf of Mr. Crane, $6,500 on behalf of Mr. Bento, $6,500 on behalf of Mr. Talley, $1,000 on behalf of Mr. Favati, and $4,912 on behalf of Mr. Serrano.  For 2003, such contributions amounted to: $1,248 on behalf of Mr. Crane, $2,013 on behalf of Mr. Bento, $1,311 on behalf of Mr. Favati, and $1,833 on behalf of Mr. Talley.  All other compensation consists of the payment of life insurance premiums by the Company on behalf of each of the named executive officers.

(2)

James R. Crane received compensation for use of the Company-owned airplane as follows:  on July 18, 2005, the Compensation Committee of the Board of Directors of the Company approved, in lieu of incremental cash compensation, an arrangement to provide Mr. Crane, or his designees, with up to an aggregate of 150 hours per year of personal use of our Company-owned airplane without reimbursement by Mr. Crane.  Mr. Crane actually used 158.7 hours in 2005.  On March 15, 2006, the Compensation Committee of the Board of Directors approved the 8.7 hours of overage and reduced the amount allowed for personal usage in 2006 by 8.7 hours to 141.3 hours.  As required by current U.S. federal income tax regulations 158.7 hours of aircraft usage was included in Mr. Crane’s income for 2005.  We calculated this amount to be $153,262.

(3)

On December 30, 2005, the Compensation Committee of the Board of Directors of the Company approved awards of restricted stock to the Company’s named executive officers, as described below, contingent upon no stock vesting pursuant to the terms of a restricted stock award dated December 20, 2004.  All such awards were made under the Company’s Long-Term Incentive Plan, and are considered awards made and compensation received during the Company’s 2006 fiscal year.

For purposes of compensation, restricted stock was valued at $43.205, the mean of the high and low trading price of our common stock on March 16, 2006, the effective date of the grant.  The following table identifies the name of the award recipient and the number of restricted shares granted to each recipient, subject to the achievement of certain performance criteria:

Name	Restricted Shares Granted	Market Value as of March 16, 2006
James R. Crane	7,500 shares	$324,037
Ronald E. Talley	5,000 shares	$216,025
E. Joseph Bento	5,000 shares	$216,025
Vittorio Favati	5,000 shares	$216,025

One-fifth of the restricted shares vested on March 16, 2006.  The remaining restricted shares will then vest in four equal installments on December 20, 2006, December 20, 2007, December 20, 2008 and finally on December 20, 2009.  Upon vesting, the shares of common stock have no further restrictions.

Named executive officers will have the right to receive and retain such dividends and distributions, as the Board may in its sole discretion designate, pay or distribute on such restricted shares.

(4)

Vittorio Favati receives perquisites and other personal benefits as follows:  housing allowance, children educational expenses, club membership, family travel expenses and automobile expenses.  The amount the Company paid for all of Mr. Favati’s perquisites and other personal benefits in 2005 was $226,336, which includes housing expenses of $94,545 and children education expenses of $67,720.  The amount the Company paid for all of Mr. Favati’s perquisites and other personal benefits in 2004 was $222,086, which includes housing expenses of $96,375 and children education expenses of $65,945.  The amount the Company paid for all of Mr. Favati’s perquisites and other personal benefits in 2003 was $223,086, which includes housing expenses of $99,725 and children education expenses of $58,427.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

On December 30, 2005, the Compensation Committee of the Board of Directors of the Company approved option awards to the Company’s named executive officers, as described below.  The awards were made under the Company’s Long-Term Incentive Plan.

Individual Grants					Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Name	Number Of Securities Underlying Options / SARs Granted	Percent Of Total Options / SARs Granted To Employees In Fiscal Year	Exercise Of Base Price	Expiration Date
					5%	10%
James R. Crane	30,000	4.42%	37.29	12/30/2012	455,423	1,061,330
E. Joseph Bento	25,000	3.69%	37.29	12/30/2012	379,519	884,442
Elijio V. Serrano	25,000	3.69%	37.29	12/30/2012	379,519	884,442
Ronald E. Talley	25,000	3.69%	37.29	12/30/2012	379,519	884,442
Vittorio Favati	25,000	3.69%	37.29	12/30/2012	379,519	884,442

Options were awarded at a strike price of $37.29, the average of the high and low trading price of our common stock on December 30, 2005, the date of the award.  The options are subject to certain 2006 financial performance criteria and vest in three equal installments:  first on the date the Company files its annual report on Form 10-K for the fiscal year ending December 31, 2006; and the second and third on December 30, 2007 and December 30, 2008, respectively.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to the exercise of stock options and unexercised options to purchase our common stock held by the named executive officers as of and for the year ended December 31, 2005:

Name	Shares Acquired On Exercise	Value Realized	Number Of Securities Underlying Unexercised Options At December 31, 2005		Value Of Unexercised In-The-Money Options At December 31, 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James R. Crane	-	-	60,000	75,000	1,126,510	949,715
E. Joseph Bento	-	-	82,000	62,000	1,220,205	797,275
Elijio V. Serrano	-	-	92,000	52,000	1,150,767	567,525
Ronald E. Talley	13,000	219,282	18,800	62,000	377,683	797,275
Vittorio Favati	12,000	123,450	30,000	52,000	614,842	575,135

(1)

Value of unexercised in-the-money options is calculated based upon the difference between the option price and the closing market price of our common stock at December 30, 2005, the last day in fiscal year 2005 that the NASDAQ Stock Market conducted trading, multiplied by the number of shares underlying the options.  The closing market price of our common stock, as reported on the NASDAQ Stock Market on December 30, 2005, was $37.57.

Compensation Committee Report on Executive Compensation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission (“SEC”), or subject to liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation Oversight.  The Compensation Committee consists exclusively of non-employee, independent directors and is responsible to the Board and to our shareholders for approving compensation awarded to outside directors and executive officers to ensure that such individuals are compensated fairly and competitively when compared with industry standards.  Toward that end, the Compensation Committee oversees all compensation, equity and employment benefit plans and programs that apply to directors and executive officers.

Compensation Philosophy and Objectives.   Our compensation practices reflect the Board’s pay-for-performance philosophy, whereby a significant portion of executive compensation is at risk and tied to both individual and Company performance.  Our executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to help the Company achieve its short and long-term strategic goals, which we believe will maximize shareholder returns.  The executive compensation programs also account for individual performance, which enables the Compensation Committee to differentiate among executives and emphasize the link between personal performance and compensation.  Achievement of short-term individual and Company goals is rewarded through base salary and annual incentive bonuses, while equity-based awards are designed to encourage executives to focus on the Company’s long-term strategic goals and financial targets.

There are three basic components to our performance-based compensation program for executive officers:

•

base pay;

•

an annual cash incentive bonus of up to 100% of base salary; and

•

long-term equity-based incentive compensation.

Each component is addressed in the context of individual and Company performance and competitive conditions.  In determining competitive compensation levels, we analyze data that includes information regarding the industry sectors (including the general freight forwarding industry as well as other transportation companies) which might be a source of or competitor for executive talent.  A comparison of our financial performance with that of the companies and indices shown in the performance graph included in this proxy statement is only one of the many factors considered by the Compensation Committee in determining executive compensation.

Actual individual awards and changes in remuneration to an individual executive are ultimately determined by the Compensation Committee.  Our Chief Executive Officer works with the Compensation Committee in the design of the plans and makes recommendations to the Compensation Committee regarding the salaries and bonuses of our executive officers.  Awards of equity-based incentive compensation, including performance and time based restricted stock and option awards, are individually determined and administered by the Compensation Committee.

In fiscal 2005, awards to executive officers were determined considering the following:

•

progress toward achieving the Company’s strategic goals, such as market share expansion in targeted markets, increased operational efficiencies, and successful implementation and enhancements to our management information systems;

•

a view toward aligning the financial interests of our executive officers with those of our shareholders by awarding performance and time-based restricted stock and/or stock options; and

•

annual variable incentive awards that take into account our overall financial performance in terms of objective financial criteria as well as the individual contribution to the attainment of such criteria.

Compensation Components and Process.

Base Pay.  Base pay is designed to be competitive with salary levels for comparable executive positions at other freight forwarding companies and the Compensation Committee periodically reviews comparable salary information as one factor to be considered in determining the base pay for our executive officers.  Other factors the Compensation Committee considers in determining base pay are the officer’s responsibilities, experience, leadership, the CEO’s evaluation of the officer’s potential future contribution and demonstrated individual performance, as measured against strategic management objectives such as maintaining customer satisfaction, strengthening market share, expanding the markets for our services, increasing operational efficiencies, enhancing our management information systems and attaining certain financial objectives.  The types and relative importance of specific financial and other business objectives vary among our executives depending on their positions and the particular operations and functions for which they are responsible.  Our philosophy and practice is to place a significant emphasis on the incentive components of compensation.

Annual Incentive Bonus.  To establish baseline criteria for use in calculating the amount of cash bonuses paid to executive officers, we established an incentive plan in which each of our executive officers participates.  Pursuant to this plan, each of our executive officers is eligible to receive an annual cash bonus of up to 100% of base salary subject to the Company and the executive achieving certain targets.   These target levels are intended to motivate our executives by providing bonus payments for the achievement of financial and operational goals within our business plan.  An executive receives a percentage of his target bonus, depending primarily upon the extent to which that executive has achieved the specific goals for that executive that have been set by the Compensation Committee of the Board of Directors.

Although the incentive plan provides the Compensation Committee with specific criteria for use in determining bonuses, bonuses may exceed the target amount if our performance in the judgment of the Compensation Committee exceeds the goals set forth in that plan.  Furthermore, the Compensation Committee may in its discretion consider business achievements and other criteria not set forth in the incentive plan in determining the final amount of the annual bonus to be paid to each executive officer.  As a result of our financial performance and the attainment of strategic management objectives specified for each named executive officer in 2005, the Compensation Committee awarded bonuses to each of the named executive officers.

Long-Term Equity-Based Compensation.  Under our long-term incentive plan, long-term incentive compensation consists of (1) performance and time-based stock options, which, if awarded on or after December 30, 2005, generally will vest in 33% increments in each of the three years following the date of grant, although vesting can be accelerated if deemed appropriate by the Compensation Committee, and (2) performance and time-based restricted stock awards.  The exercise price of stock options granted is equal to the fair market value of our common stock on the date of grant.  Accordingly, executives receiving stock options are rewarded only if the market price of our common stock appreciates.  Performance-based stock option awards were made to each of the executive officers and certain other employees in December 2005, subject to a performance vesting criteria based on the Company’s earnings per share, or EPS, targets for fiscal year 2006, as determined in March 2007 upon completion of the audit by the Company’s independent registered public accounting firm.  Performance-based equity incentives are thus designed to align the interests of our executives with those of our shareholders by encouraging our executives to enhance the Company’s value and, hence, the price of our common stock.

In determining whether to make performance-based equity incentive awards to under the Company’s Long Term Incentive Plan, the Compensation Committee considers a number of factors, including:

•

the degree to which increasing the executive’s ownership stake would provide the executive with additional incentives for future performance;

•

the likelihood that the those awards would encourage the executive to remain with the Company;

•

prior equity incentive awareds (including the size of previous awards); and

•

the value of the executive’s service to the Company.

Compensation of the Chief Executive Officer.  In setting the compensation payable to our Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the freight forwarding industry that are of comparable size and by companies outside of the industry with which the Company competes for executive talent, and (ii) make a significant percentage of the total compensation package contingent upon the Company’s financial performance, the performance of our common stock, and Mr. Crane’s individual performance against goals established by the Compensation Committee following a discussion with Mr. Crane.  The CEO’s performance appraisal, to a much greater degree than other Company executives, takes into account balance sheet management, the timing and amount of share repurchases, and success or failure in the recruitment of executive talent. These measures are fundamental value-drivers for shareholders that are apart from the quarterly financial results of the business.  Based on the criteria set forth above and Mr. Crane’s achievement of performance goals and objectives, the Compensation Committee awarded Mr. Crane performance-based options up to, but not to exceed, 30,000 shares of our common stock and bonus payments totaling $260,533 for 2005.  Additionally, the Compensation Committee awarded Mr. Crane with usage of the Company-owned airplane, valued at $153,262 for 2005.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a Company’s chief executive officer and each of its other four most highly compensated executive officers.  Although we consider the impact of Section 162(m) when developing and implementing executive compensation programs, we believe that it is important to preserve flexibility in determining compensation programs and, thus, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m).  We believe that all options and restricted stock previously granted under our incentive plan qualify for an exemption from the application of Section 162(m), thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to such compensation.

Conclusion

The Company is in a very competitive industry and attracting and retaining talented and motivated employees is essential to creating long-term shareholder value.  Offering a competitive, performance-based compensation program with a significant equity component helps to achieve this objective by aligning the interests of management and other key employees with those of shareholders.  We believe that our fiscal 2005 compensation program met these objectives, and believe that the financial targets established for 2006 further align the interests of our executives with the Company’s strategic and financial goals going forward.  The Compensation Committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy.  Accordingly, the Compensation Committee may alter its approach in response to changing conditions.

THE COMPENSATION COMMITTEE

Paul W. Hobby

Michael K. Jhin

Frank J. Hevrdejs

Milton Carroll

EMPLOYMENT ARRANGEMENTS

During the fiscal year ended December 31, 2005, we were a party to employment agreements with each of the named executive officers.  Except for Mr. Crane, the employment agreements do not establish an annual base salary to be paid to the named executive officer.  The following chart shows the current annual base salaries of each of the named executives as of April 14, 2006:

Name and Position (1)	Annual Salary (2)
James R. Crane Chairman and Chief Executive Officer	$521,066
E. Joseph Bento President of North America and Chief Marketing Officer	$300,000
Ronald E. Talley Chief Operating Officer	$300,000
Vittorio Favati Executive VP – Asia Pacific	$300,000

(1)

Elijio V. Serrano resigned as Chief Financial Officer effective February 10, 2006.  On March 27, 2006, Charles H. Leonard became Chief Financial Officer.  Mr. Leonard’s annual base salary is $325,000 and he is eligible for an annual cash bonus as described in Note 2 below.

(2)

In addition to annual base salaries, we expect, subject to certain conditions, to pay the executives an annual cash bonus pursuant to the terms of the Company’s 2006 Executive Management Incentive Plan.  The fiscal 2006 cash incentive under such plan, assuming all goals are met, is 100% of base salary for each of the named executive officers.

Each of the employment agreements provides that it continues in effect until terminated either the Company or the executive pursuant to its terms.  Both the Company and the executive have the right to terminate the agreement upon advance written notice specified in the agreement.  We have the right to terminate the agreement for cause immediately upon notice to the executive of our decision to so terminate the executive.  Each agreement includes a covenant of the executive not to compete with the Company during the term of the agreement and for a period following its termination as specified in the agreement.

In addition, the Company has entered into retention agreements with certain employees, including each of the named executive officers, which go into effect upon a “change of control” of the Company.  A “change of control” is defined as any event that is required to be reported in response to Item 5.01 of the Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Exchange Act, excluding any report required by the acquisition by James R. Crane or any of his affiliates of beneficial ownership of up to 49% of the issued and outstanding shares of the Company.  At that time, the retention agreements provide for certain payments to be made to such executives in the event of a “qualifying termination.”  A “qualifying termination” is defined as any termination within twenty-four months of a change of control by the Company other than for cause, resignation of the executive for good cause (including, but not limited to, a reduction in the executive’s total salary and benefits) or termination of the executive’s employment due to a disability.  In the event of a change of control and a resulting qualifying termination, the executive whose employment has been so terminated will be entitled to the following payments and benefits:

•

a lump-sum cash payment equal to the sum of: (i) two times the executive’s highest annual rate of base salary in effect during the twelve month period prior to the date of termination; and (ii) two times the average of the executive’s annual bonus payments for the preceding two fiscal years prior to the fiscal year in which the executive’s employment has been terminated;

•

a lump sum cash payment equal to the sum of: (i) the executive’s unpaid base salary through the date of termination; (ii) the executive’s pro-rated portion of the target annual bonus for that fiscal year; and (iii) any unpaid vacation under the Company’s vacation policy in effect at the date of termination;

•

for a period ending on the earliest of (i) thirty-six months following the date of termination, (ii) the commencement date of equivalent benefits from a new employer, or (iii) the date on which the executive reaches age sixty, the Company will continue to keep in full force and effect (or otherwise provide) each plan and policy providing medical, accident, disability and life coverage on the same terms and otherwise to the same extent as in effect immediately prior to the date of termination; and

•

for a period of twelve months following the date of termination, the Company will provide, at its expense, executive level outplacement assistance to the executive by a nationally recognized outplacement firm acceptable to the executive.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee’s purpose is to assist the Board of Directors in its oversight of the Company’s internal controls over financial reporting, preparation of the Company’s financial statements and the audit process.  The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable standards of the SEC and the NASDAQ Stock Market.  The Audit Committee operates pursuant to a written charter adopted by our Board of Directors.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an audit of the consolidated financial statements in accordance with generally accepted auditing standards.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm.  The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication with Audit Committees, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, as amended and currently in effect.  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.  The Audit Committee also has considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and has discussed with the registered public accounting firm its independence.

During 2005, the Audit Committee was kept apprised of the progress of the subsequent testing and evaluation of the Company’s internal control over financial reporting and provided oversight and advice to management during the process.  In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers LLP at each scheduled Audit Committee meeting.  At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company’s internal controls over financial reporting.  The Audit Committee also reviewed the report of management included in the Company’s Annual Report on Form 10-K related to its audit of (i) consolidated financial statements and financial statement schedules, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and PricewaterhouseCoopers LLP to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

THE AUDIT COMMITTEE

James C. Flagg

Frank J. Hevrdejs

Neil E. Kelley

PERFORMANCE GRAPH

 The following graph presents a comparison of the yearly percentage change in the cumulative total return on our common stock over the period from December 31, 2000 to December 31, 2005, with the cumulative total return of the S&P 500 Index and of the Dow Jones US Delivery Services Index of publicly traded companies over the same period.  The Dow Jones US Delivery Services Index consists of the following companies: EGL, Inc.; Expeditors International of Washington, Inc.; FedEx Corp.; United Parcel Service Inc.; and UTi Worldwide Inc.

The graph assumes that $100 was invested on December 31, 2000 in our common stock at a price of $23.94 per share (as adjusted for a three-for-two stock split) and in each of the other two indices and the reinvestment of all dividends, if any.

The graph is presented in accordance with Securities and Exchange Commission requirements.   Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG EGL, INC., THE S & P 500 INDEX

AND THE DOW JONES US DELIVERY SERVICES INDEX

(GRAPH)	Cumulative Total Return
	12/00	12/01	12/02	12/03	1204	12/05
EGL, INC.	100.00	58.28	59.53	73.44	124.87	156.95
S & P 500	100.00	88.12	68.64	88.33	97.94	102.75
DOW JONES US DELIVERY SERVICES	100.00	105.33	116.51	142.35	181.68	177.53

*$100 invested on 12/31/00 in stock or index-including reinvestment of dividends.  Fiscal year ending December 31.

Copyright © 2006 Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For the year ended December 31, 2005, the Compensation Committee of the Board of Directors was comprised of Messrs. Hobby, Jhin, Hevrdejs and Carroll.  None of these individuals was an officer or employee of the Company or any of its subsidiaries at any time during 2005 or at any other time.  Additionally, none of these individuals had any relationship requiring a disclosure under Item 404 of Regulation S-K (§229.404).

Further, none of the Company’s executive officers have:

•

served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Company’s Compensation Committee;

•

served as a director of another entity, one of whose executive officers served on our Company’s Compensation Committee; or

•

served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such forms they file.

Based solely on our review of the copies of such forms received by us and on written representations by our officers and directors regarding their compliance with the filing requirements, we believe that during the fiscal year ended December 31, 2005, some reports required by Section 16(a) to be filed by our directors, officers and greater than 10% beneficial owners were not filed on a timely basis as follows:

Reporting Person	Number Of Late Filings	Number Of Known Failures To File A Form Required By Section 16(a)
Vittorio Favati	1	None
Milton Carroll	1	None

Certain Relationships, Transactions and Agreements

Aircraft Usage Payments

James R. Crane, our Chairman of the Board and Chief Executive Officer, held interests in two entities (one of which is 50% owned and one of which is wholly owned by Mr. Crane) that leased passenger aircraft to us.  From time to time, our employees used these aircraft in connection with travel associated with our business, for which we make payments to those entities.  During the years ended December 31, 2004 and 2003, we reimbursed Mr. Crane $1.2 million and $621,000, respectively, for actual hourly usage of the aircraft.  In January 2005, we purchased from an unrelated third party an aircraft that was previously leased by an entity controlled by Mr. Crane for $12.5 million to be utilized for business travel, eliminating the use of Mr. Crane’s aircraft and reimbursement thereof.

On July 18, 2005, the Compensation Committee of the Board of Directors of the Company approved, in lieu of incremental cash compensation, an arrangement to provide Mr. Crane, or his designees, with up to an aggregate of 150 hours per year of personal use of the Company-owned airplane without reimbursement by Mr. Crane.  Mr. Crane actually used 158.7 hours in 2005.  On March 15, 2006, the Compensation Committee of the Board of Directors acknowledged and approved the 8.7 hours of overage and reduced the amount allowed to Mr. Crane for personal usage in 2006 by 8.7 hours to 141.3 hours.  As required by current U.S. federal income tax regulations 158.7 hours of aircraft usage was included in Mr. Crane’s income for 2005.  We calculated this amount to be $153,262.  The U.S. federal income tax regulations restrict the amount of corporate tax deductions for operating costs and tax depreciation attributable to personal use of the Company-owned airplane.  The amount of non-deductible personal use expense is reduced by the imputed income recognized by the employee.

On August 5, 2005, our Board of Directors approved, in lieu of additional director cash compensation that would make the existing compensation package more competitive, an arrangement to provide the independent members of the Board of Directors with limited personal usage of the Company-owned airplane, without reimbursement by the directors.  Personal usage of the aircraft by the directors is subject to availability, with priority given to our business usage, and the cumulative number of hours allowed for all directors may not exceed 100 hours per year.  We will record the number of hours utilized by each director and include in such director’s yearly taxable income the amount required by then current U.S. federal income tax regulations.  In 2005, no directors other than Mr. Crane utilized the Company-owned airplane.

Shared Employees

Certain of our employees also perform services for companies owned by Mr. Crane.  We are reimbursed for these services based upon an allocation percentage of total salaries agreed to by us and Mr. Crane.  We received reimbursements of $136,000, $135,000 and $62,000 for 2005, 2004 and 2003, respectively.  Amounts billed but not received as of December 31, 2005 were $72,000 and are included in other receivables on the consolidated balance sheets.

Relatives of the Company’s Executive Officers and Directors

Robert Kelley is the brother of Neil Kelley, a member of our Board of Directors.  Robert Kelley is a logistics manager for our Company and receives an annual salary of $76,000 per year.  Patrick Bento is the brother of E. Joseph Bento, our President of North America and Chief Marketing Officer.  Patrick Bento is a global account director for our Company and receives an annual salary of $125,000 per year.  Dan Getty is the brother-in-law of E. Joseph Bento, our President of North America and Chief Marketing Officer.  Dan Getty is the managing director of one of our stations and receives an annual salary of $146,000 per year.

Independent Registered Public Accounting Firm

General

Our consolidated financial statements for the year ended December 31, 2005 have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm. The Audit Committee is scheduled to select, later this year, the independent registered public accounting firm to perform our audit for the year ending December 31, 2006; accordingly, no independent registered public accounting firm has yet been selected for the year ending December 31, 2006, although PricewaterhouseCoopers LLP has been engaged to provide review services in connection with the quarter ended March 31, 2006.  Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Fees of PricewaterhouseCoopers LLP

Services Rendered	2004	2005
Audit Fees (includes fees billed related to audits and reviews of financial statements that the Company is required to file with the SEC, statutory audits of the financial statements for certain of the Company’s subsidiaries as required under local regulations and other services provided as the Company’s principal auditor)	$4,654,592	$4,876,300
Audit-Related Fees (includes fees billed primarily to employee benefit plan audits and consultations concerning financial accounting and reporting standards for the Company)	$0	$0
Tax Fees (includes fees billed primarily related to tax compliance, tax advice, and tax planning)	$777,734	$520,842
All Other Fees (includes fees billed primarily related to software licensing agreements and consulting services provided with regards to compensation studies and insurance claims)	$4,157	$3,900
Total	$5,436,483	$5,401,042

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services include audit services, audit-related services, tax services and all other services.  The Audit Committee has adopted a policy for the pre-approval of such services to be provided by the independent registered public accounting firm.  Pre-approval for non-audit services may be waived when: (a) all such services do not aggregate to more than five percent (5%) of the total amount paid by the Company to its independent registered public accounting firm in the fiscal year in which such services are provides; (b) the services were not recognized as non-audit services at the time of the engagement; and (c) the services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to completion of the audit.  All of the fees paid by the Company to PricewaterhouseCoopers LLP in 2005 were for services pre-approved by the Audit Committee.

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established by the Audit Committee.  For each proposed service, the independent registered public accounting firm will provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent registered public accounting firm’s independence.  Requests for services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the chief financial officer, and must include a joint statement as to whether, in their view, the request is consistent with auditor independence standards as promulgated by the Securities and Exchange Commission.

Other Business

As of the date of this proxy, the Board of Directors is not aware of any other matters, other than those above, that may be brought before the meeting.  The persons named in the enclosed form of proxy or their substitutes will vote with respect to any other matters in accordance with their best judgment.

Householding

The Securities and Exchange Commission permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family.  Each shareholder continues to receive a separate proxy card.  This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses.

A number of brokerage firms have instituted householding.  As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions.  However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report and/or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports and/or proxy statements wishes to receive a single annual report and/or proxy statement in the future, that shareholder should contact their broker or send a request to our Corporate Secretary at: EGL, Inc., 15350 Vickery Drive, Houston, TX 77032, telephone number (281) 618-3100.  We will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the 2005 annual report and this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

Shareholder Proposals For Next Annual Meeting

Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders.  Under Rule 14a-8, proposals that shareholders intend to have included in our proxy statement and form of proxy for the 2007 annual meeting of shareholders must be received by the Company at 15350 Vickery Drive, Houston, Texas 77032 on or before January 6, 2007.  However, if the date of the 2007 annual meeting of shareholders changes by more than 30 days from the date of the 2006 annual meeting of shareholders, the deadline is a reasonable time before we begin to print and mail our proxy materials, which deadline will be set forth in a quarterly report on Form 10-Q or will otherwise be communicated to shareholders.  Shareholder proposals must also be otherwise eligible for inclusion.

If a shareholder desires to bring a matter before an annual or special meeting and the proposal is submitted outside the process of Rule 14a-8, the shareholder must follow the procedures set forth in our bylaws.  Our bylaws generally provide that shareholders who wish to nominate directors or to bring business before a shareholders’ meeting must notify the Company and provide certain pertinent information at least 80 days before the meeting date (or within 10 days after public announcement of the meeting date, if the meeting date has not been publicly announced at least 90 days in advance).  If the date of the 2007 annual meeting of shareholders is the same as the date of the 2006 annual meeting of shareholders, shareholders who wish to nominate directors or to bring business before the 2007 annual meeting of shareholders must notify the Company at 15350 Vickery Drive, Houston, Texas 77032 on or before February 25, 2007.

By Order of the Board of Directors

/s/ Dana A. Carabin

Dana A. Carabin

Secretary

April 14, 2006

EGL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

MAY 16, 2006

The undersigned hereby appoints James R. Crane and Dana A. Carabin, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of EGL, Inc. (the “Company”) to be held on Tuesday, May 16, 2006, at the Corporate Headquarters of EGL, Inc. (located near George Bush Intercontinental Airport), 15350 Vickery Drive, Houston, Texas 77032, at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS NAMED BELOW.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF, AND PROXY STATEMENT FOR, THE AFORESAID ANNUAL MEETING.

1.

Election of directors -- Nominees: James R. Crane; Frank J. Hevrdejs; Paul William Hobby; Michael K. Jhin; Milton Carroll; Neil E. Kelley; and James Flagg, as directors, except as indicated below.

[  ]

FOR

[  ]

WITHHELD

[  ]

FOR, except vote withheld from the following nominee(s):

2.

With discretionary authority as to such other matters as may properly come before the meeting or any adjournment of the meeting.

Date:  ____________________________, 2006

_______________________________________________

(Signature)

_______________________________________________

(Signature)

Sign exactly as name appears hereon. (Joint owners should each sign. When signing as attorney, executor, officer, administrator, trustee, or guardian, please give full title as such.)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.